UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2012

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

Incorporation)

0-50440	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2012, Supernus Pharmaceuticals, Inc. (the “Company”) appointed Stefan K.F. Schwabe MD, Ph.D. to the position of Executive Vice-President Research & Development and Chief Medical Officer.  Dr. Schwabe will join the Company on or about July 9, 2012.

Dr. Schwabe has more than 20 years of experience in developing pharmaceutical products in the central nervous system (CNS).  Most recently, Dr. Schwabe served as the Chief Operating Officer at DemeRx since 2010. From 2006 through 2010 Dr. Schwabe was the Vice-President for Project Direction for Neurology Projects at Sanofi-Aventis and from 2004 through 2006 he served as the Executive Director, US Clinical Development and Medical Affairs, Neuroscience for Novartis. From 1998 through 2004, Dr. Schwabe served as the Global Project Leader — Topamax for Johnson & Johnson. Prior to that time, Dr. Schwabe held positions of Medical Director, Gabitril & Seroxat in the Health Care Strategy Unit, International Operations for Novo Nordisk, and both International Project Team Leader and International Clinical Team Leader — Trileptal and Scientific Investigator for Ciba-Geigy. Dr. Schwabe received his Bachelor Science in Chemistry from Florida International University, his M.D. from the Ludwig-Maximilians University in Munich, Germany and his Ph.D./Doctorate from the Department of Toxicology at the Technical University of Munich, Germany. Dr. Schwabe also served as Chief Resident, Department of Neurology for the Medical College of Wisconsin in Milwaukee, Wisconsin.

Dr. Schwabe will receive an annual base salary of $320,000. In addition, Dr. Schwabe will be eligible to participate in the Company’s bonus plan pursuant to which he will be eligible for an annual target bonus of up to 25% of his annual salary, prorated for the first year of service, contingent upon his and the Company’s performance. Subject to approval by the Board of Directors, Dr. Schwabe will receive an award of 95,000 options to purchase common stock that will vest over four years in accordance with the terms of the Supernus Stock Option Plan. Dr. Schwabe will also be entitled to reimbursement for reasonable expenses directly related to his travel and residence rental expenses in the Rockville, MD area of up to $85,000 in the aggregate, spread over the first five years of his employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

SUPERNUS PHARMACEUTICALS, INC.

DATED: June 29, 2012	By:	/s/ Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer